Exhibit 10.1

AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE -- NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.	Basic Provisions ("Basic Provisions").
1.1    Parties:   This Lease ("Lease"), dated for reference purposes only January 18, 2017_______________________________________________
is made by and between Smoky Hollow Industries, LLC___________________________________________________________________________ ("Lessor")
and Savage River, Inc. a Delaware corporation dba Beyond Meat________________________________________________________________ ("Lessee"),
(collectively the "Parties", or individually a "Party").

1.2    Premises:   That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 1325 E. El Segundo Blvd. El Segundo (APN: 4139 002024_________________________________________________________,
located in the County of Los Angeles________________________________________________, State of California__________________________________,
is depicted by the shaded area on Exhibit A attached hereto and made a part hereof and is generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project)
an approximately 30 , 000 rentable square foot industrial building, with all appurtenances thereto.____________________________________________________ _______________________________________________________________________________________________("Premises"). (See also Paragraph 2)

1.3    Term:   Five____________________ years and zero_____________________ months ("Original Term") commencing on the later to occur of
February 1, 2017_______________________ and the date Lessor delivers exclusive possession of the Premises to Lessee, free and clear of any occupants, in broom clean condition, with all personal property removed, and with, all of Lessor's Work (as defined in Addendum Section 5B) at the Premises having been performed
("Commencement Date") and ending January 31, 2022__________________________________________________________________________ ("Expiration Date"). (See also Paragraph 3)

1.4    Early Possession:   ~~If the Premises are avaliable~~ Lessee shall ~~may~~ have non-exclusive possession of the Premises commencing the date Lessor and Lessee sign this Lease___________________________________________ ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

1.5    Base Rent:   $37,500.00_______________________________________________________________ per month ("Base Rent"), payable on the first (1st)_________________________________________________________________________________________________ day of each month commencing the Commencement Date__________________________________________________________________________________________. (See also Paragraph 4)
☑    If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 57_______________________

1.6	Base Rent and Other Monies Paid Upon Execution:

(a)    Base Rent:  $37,500.00___ for the period first (1st) month of the Lease Term__________.
(b)    Security Deposit:  $75,000.00__ ("Security Deposit"). (See also Paragraph 5)
(c)    Association Fees:  $N/A_________ for the period___________________________________.
(d)    Other:  $N/A______________ for ________________________________________________.

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(e)    Total Due Upon Execution of this Lease:  $112,500.00______________________________.

1.7    Agreed Use:   general office, warehouse, Lessee's R&D food operations, and other uses related to Lessee's current business operations________________________________________________________________________________________________________ (See also Paragraph 6)

1.8Insuring Party:   lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

1.9Real Estate Brokers:   (See also Paragraph 15 and 25)
(a)    Representation:   The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):
☑    Segal Commercial Properties/RE/MAX Estate Properties_______________________________________ represents Lessor exclusively ("Lessor's Broker");
☑    CBRE_______________________________________________________________________________ represents Lessee exclusively ("Lessee's Broker"); or
☐     _____________________________________________________________________________________represents both Lessor and Lessee ("Dual Agency").

(b)    Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement ~~(or if there is no such agreement, the sum of _____ or _____% of the total Base Rent)~~ for the brokerage services rendered by the Brokers.

1.10    Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A______________________________________________ _______________________________________________________________________________________________ ("Guarantor"). (See also Paragraph 37)
1.11    Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑	an Addendum consisting of Paragraphs 50_____ through 65____;

☑	a plot plan depicting the Premises set forth on Exhibit A attached hereto and made a part hereof;

☐	a current set of the Rules and Regulations;

☐	a Work Letter;

☐	an energy disclosure addendum is attached;

☑	other (specify): Option to Extend Addendum (Par. 66); Arbitration Agreement (Par. 67); and Rent Adjustment Addendum (Par. 68).
2.    Premises.
2.1    Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Lessee is advised to verify the actual size prior to executing this Lease.
2.2    Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, ~~so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date,~~ warrants that the existing electrical, plumbing, fire sprinkler and fire/life safety systems (if any), lighting, heating, and air conditioning systems ("HVAC"), loading doors, sump pumps, if any, roof membrane, roof drainage systems, parking areas, and all other non-structural elements in the Premises, other than those constructed by Lessee in connection with this Lease, shall be in good working order, operating condition, and repair on said date, that the structural elements of the Building (as defined below), including, without limitation, the roof, bearing walls, floor slabs, ~~and~~ foundation, and all other structural elements of any buildings on the Premises (the "Building"), together with the roof membrane and parking areas of the Building. shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: 12 months as to the HVAC systems, and as to the remaining systems and other structural and non-structural elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of lessee at Lessee's sole cost and expense. Lessor also warrants, that unless otherwise specified in writing, lessor is unaware of (i) any recorded Notices of Default affecting the Premise; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding affecting the Premises. See Addendum Paragraph 58.
2.3    Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances ("Applicable Requirements") applicable to general office/industrial/warehouse use, but only to the extent Lessor's failure or violation to comply therewith would prohibit lessee from obtaining or maintaining a certificate of occupancy (or its equivalent) for the Premises or otherwise subject Lessee to penalties or fines as a result of such non -compliance; except, that Lessor shall not be liable for a breach of such warranty solely

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arising from Tenant's specific manner of use of the Premises (as opposed to general office/industrial/warehouse use). ~~that were in effect at the time that each improvement, or portion thereof, was constructed.~~ Said warranty does not apply to the use to which lessee will put the Premises (other than general office/industrial/warehouse use), modifications which are ~~may be~~ required by the Americans with Disabilities Act or any similar laws solely as a result of Lessee's specific and unique use (as opposed to general/industrial/warehouse use) (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sale cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, ~~the remediation of any Hazardous Substance,~~ or the reinforcement or other physical modification of the Unit, Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:
(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required solely as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 3~~6~~ months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 3~~6~~ months' Base Rent. If Lessee elects termination, Lessee shall deliver to Lessor written notice specifying a termination date at least 90 days after such election and Lessee shall cease the use of the Premises requiring such Capital Expenditure on the earlier to occur of the date Lessee is required by applicable law to cease such use and the date of termination specified in such notice ~~immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter.~~ Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
(b) If such Capital Expenditure is not the sole result of (i) the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), (ii) an Alteration or Utility Installation that is the sole cause: triggering the Capital Expenditure, or (iii) the Premises or the Building not being in compliance with Applicable Requirements prior to the Start Date, then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. ~~Lessee shall pay interest on the balance but may prepay its obligation at any time.~~ If, however, such Capital Expenditure is required during the last 2 years of this Lease ~~or if Lessor reasonably determines that it is not economically feasible to pay its share thereof,~~ Lessor shall have the option to terminate this Lease upon 180 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor' share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days 'written notice to Lessor.
(c) Notwithstanding the above set forth in this Paragraph 2.3, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a sole result of an actual or proposed change in Lessee's use, change in Lessee's intensity of use, or Lessee's modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease. Notwithstanding the foregoing, if the Premises or Building are not in compliance with Applicable Requirements as of the Start Date and Capital Expenditures are triggered as a result of the occupancy of the Premises for general office/industrial/warehouse use, then Lessor shall complete such Capital Expenditures at its own expense and Lessor shall not have any right to terminate this Lease.
2.4    Acknowledgments. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters, except for latent defects, and assumes all responsibility therefor as the same relate to its occupancy of the Premises (without waiver of any express obligation of Lessor set forth in this Lease), (d) except as otherwise expressly set forth in this Lease, it is not relying on any representation as to the size of the Premises made by Brokers or Lessor. (e) the square footage of the Premises was not material to Lessee' decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
2.5    Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date lessee was the owner or occupant of the Premises. In such event, lessee shall be responsible for any necessary corrective work.

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3.    Term.
3.1    Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
3.2    Early Possession. ~~Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date.~~ Any grant of Early Possession only conveys an ~~non~~-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay ~~Base~~ Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.
3.3    Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. Notwithstanding the forgoing, if Lessor has failed to deliver the Premises (or any portion thereof) within 30 days after the Commencement Date set forth in Paragraph 1.3 above and such failure is not caused by a Lessee Delay (as defined below), then Lessee shall receive from Lessor a per diem rent credit equal to one (1) calendar day for each one (1) day of delay that is not caused by a Lessee Delay until the Premises (or the applicable portion thereof) is delivered to Lessee. ~~If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~ A "Lessee Delay" is an actual delay caused by the acts of omissions of Lessee or Lessee's employees, contractors or agents. Notwithstanding the foregoing and in addition to the per diem rent credit described above in this Paragraph 3.3, if Lessor fails to deliver the Premises to Lessee by the Outside Delivery Date (as defined below), then Lessee shall have the right, at Lessee's sole option, to terminate this Lease by giving written notice thereof to Lessor within five (5) business days after the Outside Delivery Date, in which event the parties hereto shall be discharged from all further obligations under this Lease and Lessor shall return all prepaid monies and the Security Deposit to lessee. If Lessee fails to timely exercise such termination right, then Lessee shall be deemed to have waived its termination right and this Lease shall continue in full force and effect. As used herein, "Outside Delivery Date" means the date this is 60 days after the Commencement Date set forth in Paragraph 1.3 above, which Outside Delivery Date shall be extended day-for-day due to any Lessee Delays.
3.4    Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, If Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.
4.    Rent
4.1    Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent")
4.2    Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier's check. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.
4.3    Association Fees. Not Applicable. ~~In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner's association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent.~~
5.    Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee is in Breach of any of its obligations ~~fails to pay Rent, or otherwise Defaults~~ under this Lease. Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this lease. ~~If the Base Rent increase during the term of this Lease, Lessee shall, upon written request from~~

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~~Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during the Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.~~ Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease or such lesser period if required by applicable law, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.
6.    Use.
6.1    Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of lessor's objections to the change in the Agreed Use.
6.2    Hazardous Substances. (See Also Addendum - Paragraph 56)
(a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority because of its dangerous; or deleterious properties, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use, in all material respects, is in compliance with all Applicable Requirements~~,~~ is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
(b) Duty to Inform. If a Party ~~Lessee~~ knows, or has reasonable cause to believe, that a Hazardous Substance has come to-be located ~~been spilled or released~~ in, on, under or about the Premises, other than as (i) previously consented to by Lessor, (ii) previously disclosed by Lessor pursuant to paragraph 56 below, or (iii) as permitted pursuant to the terms of this Lease, ~~Lessee~~ such party shall immediately give written notice of such fact to the other Party ~~Lessor~~, and provide the other Party ~~Lessor~~ with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) except with compliance with Applicable Requirements, and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action as and when reasonably recommended by qualified unaffiliated third- party environmental engineers and/or consultants, whether or not formally ordered or required by Applicable Requirements, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or to the extent materially contributed to by Lessee during the term of this Lease, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.
(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, ~~lenders~~ and ground lessor, if any (collectively, the "Lessor Parties"), harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party during the Lease Term other than any of the Lessor Parties (for which Lessee have no liability) (provided, however, that Lessee shall have no liability under this Lease with respect to any ~~underground~~ migration of any Hazardous Substance over, on, or under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor

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and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
(e) Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all damages, including, without limitation, the cost of remediation, which result from Hazardous Substances that (i) are or were installed prior to the time Lessee accepts possession of the Premises, (ii) migrated onto the Premises from adjoining real property and was not caused by Lessee, (iii) was introduced by Lessor or any of the Lessor Parties, which existed on the Premises prior to Lessee's occupancy or which are caused by the gross negligence or willful misconduct of Lessor, or any of the Lessor Parties ~~employees~~, or (iv) existed on the Premises prior to Lessee's occupancy or that are brought onto the Premises by or for Lessor or any of the Lessor parties. Lessor obligations, ~~as and when required by the Applicable Requirements,~~ shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement is entered into by Lessor and Lessee shall release Lessor from its obligation under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessee in writing at the time of such agreement.
(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee's occupancy, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such commercially reasonable activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.
(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) other than a Hazardous Substance Condition Lessor has disclosed to Lessee pursuant to Paragraph 56 occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6,2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Kent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 180 ~~60~~ days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.
6.3    Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the commercially reasonable recommendations of Lessor's qualified unaffiliated third-party engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date; except, that, under no circumstance shall Lessee be obligated to remove, remediate, or encapsulate any Hazardous Substances released in, on, or under the Premises prior to the Start Date (including, without limitation, the Hazardous Substance Condition disclosed in Paragraph 56 hereof). Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's ~~such~~ compliance with any Applicable Requirements specified by Lessor, and shall as soon as reasonably practicable ~~immediately~~ upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor. In addition, Lessee shall provide lessor with copies of its business license, certificate of occupancy and/or any similar document within 10 days of the receipt of a written request therefor.
6.4    Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable written notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation by Lessee of Applicable Requirements or a Hazardous Substance Condition (see paragraph 9.1) for which Lessee is responsible pursuant to the applicable terms of this Lease, is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority primarily be the reason of Lessee's use of the Premises. In such case, Lessee shall upon request reimburse Lessor for the reasonable out-of-pocket cost of such inspection, ~~so long as~~ to the extent such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor.
7.Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.
7.1    Lessee's Obligations.
(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's

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sale expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee. and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, non-structural demising walls ~~(interior and exterior), foundations, ceilings, roofs, roof drainage systems,~~ non-structural floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, ~~retaining walls,~~ signs, ~~sidewalks~~ and parkways located in, on, or adjacent to the Premises, in each case, subject to ordinary wear and tear (as hereafter defined), casualties, condemnation, obsolescence, and repair, maintenance and replacement obligations that are specifically made the responsibility of Lessor. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1 (b) below. Lessee's obligations shall include restorations, replacements or renewals subject, in each case, to Paragraph 7.1(d) below, when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a ~~first class~~ condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.
(b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, If any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clarifies. However, Lessor reserves the right, upon not less than 30 days' prior written notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, within 30 days of written demand therefor, ~~upon demand,~~ for the cost thereof; except, that, the vendors under such service contracts shall be unaffiliated third-party vendors and Lessor shall not charge any mark-up on any amounts owing thereunder (with Lessor hereby acknowledging that Lessee shall only be obligated to pay the actual cost incurred under such service contracts.
(c) Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1 and such failure continues after written notice and the passing of the applicable cure period, then Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.
(d) Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1 (b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/144th of the cost per month). ~~Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.~~
7.2    Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) ~~and~~ 14 (Condemnation), other than the structural or load-bearing walls, foundation, roofs, roof membrane, roof drainage system, parking areas, sidewalks, other structural components of the building and acts or omissions of Lessor or any of the Lessor Parties, it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 7.2, Lessor at its expense shall be responsible for any repairs and replacements to the Building's structural or load-bearing walls, foundation, roofs, roof membrane, roof drainage systems, parking areas, retaining walls, sidewalks, and other structural components of the Building, unless the need for any such repair or replacement is due to the acts or omissions of Lessee or Lessee's employees, agents, invitees, successors or assigns, in which event Lessee shall be responsible for the cost thereof. Further not withstanding anything to that contrary set forth in this Lease. Lessee's obligations under this Lease shall not include making (i) any repair, replacement, or improvement to the extent necessitated by the negligence or willful misconduct of Lessor or any of the Lessor Parties, (ii) any repair, replacement, or improvement to the extent caused by any alterations, additions, or improvements to the Premises or any abutting realty made by Lessor or any of the Lessor Parties.
7.3    Utility Installations; Trade Fixtures; Alterations.
(a) Definitions. The term "Utility Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent (which shall not be unreasonably withheld so long as the proposed Alterations or Utility Installations (i) will not affect the Building structure and/or systems and equipment, (ii) will not affect any area outside the Premises and are not visible from outside the Premises, (iii) will comply with Applicable Requirements, (iv) will not interfere with the normal and customary business operations of other tenants of the Building or Project, (v) will not cause damage or injury to any portion of the Project, and (vi) will not cause or create any dangerous or hazardous condition). Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the

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outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 per project or $200,000 aggregate for each calendar year during the Lease Term (such non-structural Alterations or Utility Installations not requiring consent are sometimes referred to as "Minor Alterations") ~~a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year.~~ Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of $1,000,000 ~~one month's Base Rent~~, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to ~~150%~~ 125% of the estimated cost of such Alteration or Utility Installations and/or upon Lessee's posting an additional Security Deposit with Lessor.
(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sale expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 125% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.
7.4    Ownership; Removal; Surrender; and Restoration.
(a) Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility installations made without the required consent. See also Paragraph 64.
(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in the condition received ~~good operating order, condition and state of repair~~, ordinary wear and tear, casualty, condemnation, and repair that are the express responsibility of Lessor under this Lease excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for lessee. Lessee shall remove from the Premises any and all Hazardous Substances brought onto the Premises by ~~or for~~ Lessee or Lessee's employees or agents, at Lessee's request or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) other than Lessor or any of the Lessor Parties to the level specified in Applicable Requirements: except, that, under no circumstance shall Lessee be obligated to remove, remediate, or encapsulate any Hazardous Substances released in, on, or under the Premises prior to the Start Date (including, without limitation, the Hazardous Substance Condition disclosed in Paragraph 56 hereof). Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.
8.    Insurance; Indemnity.
8.1    Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 30 ~~10~~ days following receipt of an Invoice.
8.2    Liability Insurance.
(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed

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under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
8.3    Property Insurance - Building, Improvements and Rental Value.
(a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake ~~unless required by a Lendor~~ but Lessee shall procure and maintain during the Lease $1,000,000 in earthquake sprinkler leakage coverage), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual properly insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.
(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.
(c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.
8.4    Lessee's Property; Business Interruption Insurance; Worker's Compensation Insurance.
(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5~~1~~,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.
(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
(c) Worker's Compensation Insurance. Lessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a 'Waiver of Subrogation' endorsement. Lessee shall provide lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.
(d) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.
8.5    Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a "General Policyholders Rating" of at least A-, VIl, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor ~~certified copies of policies of such~~ insurance ~~or~~ certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor or such lesser period with respect to non-payment of premiums if it is the insurer's policy to provide a lesser period. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor after written notice and the passing of the applicable cure period may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, then upon not less than 10 business days prior written notice to the other Party, the other Party may, but shall not be required to, procure and maintain the same.
8.6    Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
8.7    Indemnity. Except for Lessor's and any of the Lessor Parties' negligence or willful misconduct, and subject to the mutual waiver of of subrogation set forth in this Lease. Lessee shall indemnify, protect, defend and hold harmless the Premises. Lessor

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and any of the Lessor Parties ~~and its agents, Lessor's master or ground lessor, partners and Lenders,~~ from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such Claim in order to be defended or indemnified.
8.8    Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or any of the Lessor Parties ~~its agents~~, neither lessor nor any of the lessor parties ~~its agents~~ shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor Parties ~~or its agents~~ to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee's business or for any loss of income or profit therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8; except, that the exemption from liability described in this Paragraph 8.8 shall not; apply if Lessor fails to maintain the insurance it is otherwise required to maintain pursuant to the provisions of paragraph 8.
8.9    Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that lessee does not maintain the required insurance and/or does not provide lessor with the required binders or certificates evidencing the existence of the required insurance, and any such failure remains uncured after written notice and the passing of all applicable cure periods, then the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 5% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.
9.    Damage or Destruction,
9.1    Definitions.
(a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
(d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
(e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires remediation under Applicable Requirements.
9.2    Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements constructed for Lessee's specific use, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 30~~10~~ days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 30~~10~~ day period, the party responsible for making the repairs shall complete them as soon as reasonable possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which

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case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
9.3    Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a the sole negligence ~~negligent~~ or a willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor s expense, in which event this lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this lease shall continue in full force and effect, and lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
9.4    Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.
9.5    Damage Near End of Term. If at any time during the last ~~6~~12 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, ~~Lessor~~ either Party may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to ~~Lessee~~ the other Party within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ~~10~~ 30 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.
9.6    Abatement of Rent; lessee's Remedies.
(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired (provided that if such damage prevents Lessee from operating its business in the Premises and Lessee does not operate its business in the Premises, then the Rent payable by the Lessee for the period required for the repair, remediation or restoration of such damage shall be abated with regard to the entire Premises, commencing as of the date that such damage occurred and continuing during the period that Lessee is so prevented from operating, and does not operate, its business in the Premises due to the such damage) ~~but not to exceed the proceeds received from the Rental Value insurance.~~ All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.
9.7    Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

10.Real Property Taxes.
10.1    Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary. or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. Notwithstanding anything to the contrary set forth in this Lease, the amount of

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Real Property Taxes shall be calculated by taking into account any decreases in such taxes obtained in connection with Section 51 of the California Revenue and Taxation Code.
10.2    Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease. Lessee's share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of lessor and shall not bear interest. In the event of a Breach by lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by lessor as an additional Security Deposit.
(a) "Proposition 13 Protection". Lessee shall not be responsible for the payment of any Increase of Real Property Tax resulting from the sale or other reassessment of the Premises or Building that occurs during the first thirty-six (36) months of the Lease Term.
10.3    Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.
10.4    Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee' property within 15 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.
11.    Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.
12.    Assignment and Subletting.
12.1    Lessor's Consent Required.
(a) Except as otherwise expressly provided in this Lease, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.
(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of more than 50% of the voting control of Lessee shall constitute a change in control for this purpose.
(c) Intentionally Omitted. ~~The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.~~
(d) An assignment or subletting without consent shall, ~~at Lessor's option,~~ be a Default curable after notice per Paragraph 13.1(c)~~. or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% if the scheduled adjusted rent.~~
(e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.
(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.
(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ~~ie. 20 square feet or less~~ to be used by a third party vendor in connection with the Installation of a vending machine or payphone shall not constitute a subletting.

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12.2     Terms and Conditions Applicable to Assignment and Subletting.
(a) Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.
(c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this lease, including any assignee or sublessee, without first exhausting lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.
(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)
(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
(g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)
12.3     Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease: provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.
~~(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.~~
13.    Default; Breach; Remedies.
13.1    Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable ~~grace~~ notice and cure period:
(a) The abandonment (as defined in California Civil Code Sect ion 1951.3(b)) of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized, as evidenced by a writing from the insurance company, as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
(b) The failure of Lessee to make any payment of Rent or any security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of ~~3~~ 5 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR' RIGHTS. INCLUDING LESSOR'SRIGHT TO RECOVER POSSESSION OF THE PREMISES.

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(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.
(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, or (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or Information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 15~~10~~ days following written notice to Lessee.
(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 thereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.
(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materiality false.
(h) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.
13.2    Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, lessor may, with or without further notice or demand, and without limiting lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover any damages to which lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.
(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located; except, that, notwithstanding anything to the contrary, set forth in this Lease, Lessee shall not be liable to Lessor for any consequential damages other than those damages arising from or relating to (i) Lessee's failure to vacate the premises by the Expiration Date or earlier termination of this Lease, (ii) Lessee's failure to remove Lessee Owner Alterations or Utility Installations in accordance with Paragraph 7.4(b) by the Expiration Date or earlier termination of this Lease, and (iii) Lessee's failure to remediate,

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encapsulate or otherwise clean up any Hazardous Substance Lessee is required to remediate, encapsulate or otherwise clean up by Applicable Requirements and that Lessee spilled or released in, on, under, or about the Premises or Lessee's employees, contractors or agents spilled or released in, Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.
13.3    Intentionally Omitted. ~~Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent of the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.~~
13.4    Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to ~~10~~5% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.
13.5     Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after It was due. The Interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.
13.6     Breach by Lessor,
(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that If the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of three ~~one~~ month's Base Rent or the Security Deposit, reserving Lessee's right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.
14.    Condemnation. If the Premises or a majority ~~any portion~~ thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15.    Brokerage Fees.
15.1    Additional Commission. In addition to the payments owed pursuant to Paragraph 1.9 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires any rights to the Premises or other premises owned by lessor and located within the same Project, if any, within which the Premises is located, (c) if lessee remains in possession of the Premises, with the consent of lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the fee schedule of the Brokers in effect at the time the Lease was executed.
15.2    Assumption of Obligations. Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed lessor's obligation hereunder. ~~Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31.~~ If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor's Broker for the limited purpose of collecting any brokerage fee owed.
15.3    Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.
16.    Estoppel Certificates.
(a) Each Party (as "Responding Party") shall within 10 business days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party; provided, however, a Requesting Party shall request the Responding Party to execute, acknowledge and deliver and Estoppel Certificate more than two (2) times in any 12-consecutive calendar month period.
(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 business day period, the Requesting Party may execute an Estoppel Certificate stating that (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be stopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of lessee's Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.
(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
17.    Definition of Lessor. ~~The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease.~~ In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security

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Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid any such transferee or assignee's assumption of Lessor's obligations hereunder, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as herein above defined.
18.    Severability. The invalidity of any provision of this lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19.    Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this lease shall mean and refer to calendar days.
20.Limitation on Liability. The obligations of Lessor under this lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction. In no event shall Lessor be liable to Lessee for any consequential damages except to the extent arising from a default by Lessor of any provision in this Lease concerning Hazardous Substances.
21.    Time of Essence. Time is of the essence with respect to the performance of all obligations to the performed or observed by the Parties under this Lease.
22.    No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.
23.    Notices.
23.1    Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail or other reputable overnight courier (e.g., Federal Express or UPS), with postage prepaid, or by facsimile transmission, or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23; except, that, any (i) notice alleging a Default, Breach, or other breach under this Lease, or (ii) statutory notice to pay rent or quit, in each case, shall only be delivered using certified or registered mail or U.S. Postal Service Express Mail or other reputable overnight courier, with postage prepaid, unless applicable law requires other means of providing such notice, in which case, the means required under applicable law shall govern. The addresses noted adjacent to a Party's Signature on this lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as lessor may from time to time hereafter designate in writing.
23.2    Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date actually received (unless rejected, in which case the same shall be deemed given on the date rejected). ~~of delivery shown on the receipt card, or it no delivery date is shown, the postmark thereon.~~ If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given on the earlier of the date actually received or 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or by email shall be deemed delivered upon telephone confirmation of receipt (if by fax, a confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24.    Waivers.
(a)    No waiver by Lessor or Lessee of the Default or Breach of any term, covenant or condition hereof by the other party hereto ~~Lessee,~~ shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by lessee of the same or of any other term, covenant or condition hereof. Lessor's or Lessee's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by the other party hereto ~~Lessee~~, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.
(b)    The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by lessor at or before the time of deposit of such payment.
(c)    THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.
25.    Disclosures Regarding the Nature of a Real Estate Agency Relationship.
(a)     When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:
(i)    Lessor's Agent. A lessor's agent under a listing agreement with the Lessor acts as the agent for the lessor only. A Lessor's agent or subagent has the following affirmative obligations: To the lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the lessor: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation

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of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(ii)    Lessee's Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(iii)     Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.
(b)    Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys' fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
(c)    Lessor and lessee agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.
26.    No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27.    Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28.    Covenants and Conditions; Construction of Agreement. All provisions of this lease to be observed or performed by lessee are both covenants and conditions. In construing this lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29.    Binding Effect; Choice of law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the law of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30.    Subordination; Attornment; Non-Disturbance.
30.1    Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof on condition that Lessee first receives a signed Non-Disturbance Agreement from Lender (as defined below). Lessee agrees that the holders of any such Security Devices (in this lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to lessee, whereupon this lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recondition thereof.
30.2    Attornment In the event that lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject Lessee's receipt; of the signed Non-Disturbance Agreement from Lender as described in ~~the non-disturbance provisions of~~ Paragraph 30.3 below, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.
30.3    Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable form of Subordination Non-Disturbance

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Agreement in form and, substance reasonably acceptable to Lessee ~~non-disturbance agreement~~ (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.
30.4    Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, adornment and/or Non-Disturbance Agreement provided for herein.
31.    Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
32.    Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee. When entering or performing any repair or other work in the premises, Lessor or Lessor's perspective purchases, lenders or tenants (including each of their respective agents) (a) shall identify themselves to Lessee's personal upon entering the Premises, and (b) shall conduct themselves in a manner so as to reasonably minimize the disruption of Lessee's use, business and operations on the premises. Notwithstanding anything to the contrary set forth in this Lease, if Lessor materially and adversely interferes with Lessee's use, business and operations in the Premises, and such interference continues for more than forty-eight (48) hours after receipt of Lessee's written notice thereof, then the Rent shall be abated at the rate of one hundred (100%) of the daily amount of Rent for each day beyond such forty-eight (48) hours period.
33.    Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34.    Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. Except for ordinary "for sublease- signs, Lessee shall not place any sign upon the Premises without Lessors prior written consent. All signs must comply with all Applicable Requirements.
35.    Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.
36.    Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any lessor consent, including but not limited to consents to an assignment, a subletting or the presence Of use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
37.    Guarantor.
37.1    Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.
37.2    Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

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38.    Quiet Possession. Subject to payment by lessee of the Rent and so long as Lessee is not in Breach ~~performance of all of the covenants, conditions, and provisions on Lessee's part to be observed and performed~~ under the Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39.Options. If Lessee is granted any Option, as defined below, then the following provisions shall apply:
39.1    Definition. "Option" shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.
39.2    Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee and its Affiliates, and cannot be assigned or exercised by anyone other than said original lessee or its Affiliates and only while the original Lessee or its Affiliates is in ~~full~~ possession of 75%, or more ~~a majority~~ of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subleasing.
39.3     Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
39.4     Effect of Default on Options.
(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).
(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, ~~(i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii)~~ if Lessee commits a Breach of this Lease.
40.    Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform; except, that, such rules shall not adversely effect Lessee's right hereunder or enlarge Lessee's obligations hereunder. ~~Lessee also agrees to pay its fair share of common expense incurred in connection with such rules and regulations.~~ Lessor covenants that Lessee and its employees, contractor's, agreement, licenses, invitees, and customers shall at all times, and as an appurtenant right hereunder, have access over and through the parking areas and drive aisles of the realty abutting the Premises that is controlled by Lessors or any of the Lessor Parties for the purpose of Lessee (and its employees, contractors, agents, licensees, invitees, and customers), accessing the northerly portion of the Premises, including, without limitation, the loading dock and parking areas therein
41.     Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
42.    Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joiner of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as the exercise of such reservations (including, without limitation, such easements, rights, dedications, maps and restrictions) do not unreasonably interfere with the use of the Premises by Lessee, materially increase obligations hereunder or materially decrease Lessee's rights hereunder, or adversely affect (other than to a de minimis extent) Lessee agree, to or quiet enjoyment of the premises. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.
43.    Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" with 6 months shall be deemed to have waived its right to protest such payment.
44.    Authority; Multiple Parties; Execution.
(a)    If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.
(b)    If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that anyone of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
(c)    This Lease may be executed by the Parties in counterparts, including facsimile or PDF copies, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
45.    Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
46.    Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

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47.    Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
48.    Waiver of July Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.
49.    Arbitration of Disputes An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☑ is ☐ is not attached to this Lease.
50.    Accessibility; Americans with Disabilities Act.
(a)    The Premises: ☑ have not undergone an inspection by a Certified Access Specialist (CASp). ☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. ☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq.
(b)    Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation as it relates to Lessee's specific use. In the event that Lessee' specific use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM ANO PROVISION CONTAINED HEREIN. AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT. AT THE TIME THIS LEASE IS EXECUTED. THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HA2ARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAIL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'SINTENDED USE.
WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

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The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	EL SEGUNDO	Executed at:
On:	01.18.17	On:

By LESSOR:		By LESSEE:
SMOKY HOLLOW INDUSTRIES, LLC		Savage River, Inc. dba Beyond Meat

By:	/s/ Mark Telese	By:	/s/ Ethan Brown
Name Printed:	MARK TELESE	Name Printed:
Title:	PRINCIPAL	Title:
By:		By:
Name Printed:		Name Printed:
Title:		Title:
Address:	1601 N. SEPULVEDA #629	Address:
MANHATTAN BEACH, CA 90266
Telephone:	310 616 5040	Telephone:	( )
Facsimile:	( )	Facsimile:	( )
Email:	MTESMOKYHOLLOWINDUSRIES.COM	Email:
Email:		Email:
Federal ID No.		Federal ID No.

Broker:		Broker:
Segal Commercial Properties, Inc.		CBRE
RE/MAX Estate Properties
Attn:	Lee S. Segal/Matt Crabbs	Attn:	Robert E. Healey
Title:		Title:	Senior Vice President
Address:	2221 S. Barry Ave. Suite 200 L.A. 90064	Address:	2221 Rosecrans, Suite 100
455 Main St. El Segundo, CA 90245		El Segundo, CA 902545
Telephone:	(310) 748-5777	Telephone:	(310) 363-4970
Facsimile:	( )	Facsimile:	( )
Email:	Lee@segalcommercial.com	Email:	Bob.Healey@cbre.com
Federal ID No.		Federal ID No.

Broker/Agent BRE License #:	01332624/01879720	Broker/Agent BRE License #:	00409987

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.
Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.
© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

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©2001 • AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STN·18·04/14E

EXHIBIT A TO LEASE

Depiction of Premises

EXECUTION COPY

ADDENDUM TO STANDARD MULTI-TENANT
LEASE-NET
This Addendum ("Addendum") is made and entered into by and between SMOKY HOLLOW INDUSTRIES, LLC, a California limited liability company ("Lessor"), on one hand, and SAVAGE RJVER, INC., a Delaware corporation dba Beyond Meat ("Lessee"), on the other hand, and is dated as of the date set forth on Paragraph 1.1 of the Standard Multi-Tenant Lease - Net between Lessor and Lessee ("Lease") to which this Addendum is attached. The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Addendum are inconsistent or conflict with the terms and conditions of the Lease, the terms and conditions of this Addendum shall control.
PARAGRAPH 56.    ENVIRONMENTAL DISCLOSURE
(a)    In January 2015, Aaron & Wright performed a Phase I Environmental Site Assessment for the Premises. No recognized environmental conditions, as defined by ASTM 1527-13, were found as part of that investigation. Aaron & Wright did observe certain materials which, because of the age of the Building, must be presumed to be asbestos containing unless tested, for the purposes of certain OSHA regulations. Lessor has not tested these materials. Aaron & Wright noted that these materials all appeared to be in good condition as of the date of its inspection. Lessee acknowledges receipt of a copy of the Aaron & Wright report.
(b)    In addition, by this disclosure, Lessor notifies Lessee that there has been a release of hazardous substances at 1320 East Franklin Street, a property which is also owned by Lessor and that is located approximately 500 feet from the Premises. That release was caused by a previous tenant of 1320 East Franklin Street who vacated in 1990. Lessor is currently in the process of remediating that release. Lessee acknowledges receipt of a copy of a document entitled "Supplemental Site Assessment" dated July 25, 2016, that summarizes the information currently known about the extent of the release from 1320 East Franklin and the steps being undertaken to remediate that release. You will note that soil vapor samples have been taken at depths of between 5 and 20 feet in nine locations just outside of the Premises. Appendix I to the Supplemental Site Assessment contains a report entitled "Health Risk Assessment of Vapor Intrusion to Indoor Air" dated June 21, 2016 by Environmental Health Decisions. That risk assessment concluded that, based on the available data, the contaminants that were released from 1320 East Franklin do not pose an unacceptable risk to commercial workers at the Premises, based on guidelines published by CalEPA.
(c)    Lessor shall promptly provide Lessee with copies of any reports, correspondence, or documentation not already provided to Lessee, which relates to the release of Hazardous Substances at 1320 East Franklin Street, El Segundo, California.
PARAGRAPH 57.    RENT ABATEMENT
Rent for months two (2) and thirteen (13) of the Lease Term shall be fully abated on condition that no Breach has occurred under this Lease on or prior to such times.
PARAGRAPH 58.    LESSOR'S WORK; LESSOR'S FAILURE TO TIMELY CONSENT TO ALTERATIONS.
(a)    Prior to, and as a condition to the occurrence of the Commencement Date, Lessor at Lessor's sole cost shall provide or undertake, as applicable, the following (collectively, "Lessor's Work"): (i)

replacement of any burned out lights; (ii) the Premises having been broom swept and free of all tenancies, debris, and personal property; (iii) service HYAC units no. 2, 2-1, 4-1 and 4-2 below; (iv) a building that is in "water tight" condition; and (v) all friable asbestos and asbestos containing materials (if any) having been removed from the Premises. As long as a service contract has been obtained by Lessee pursuant to Lease Paragraph 7.3, Lessor shall be responsible for and pay for any costs relating to the repair and maintenance of the HVAC units for the first twelve (12) months of the Lease Term. Thereafter, Lessee shall be responsible to repair and maintain the HY AC equipment in accordance with, and subject to, the applicable provisions of the Lease. Notwithstanding anything to the contrary set forth in this Lease, Lessor shall be solely responsible for any seismic work that may be required at the Premises to cause the Building to be in compliance with Applicable Requirements in effect as of the date of this Lease. Compliance with future Applicable Requirements shall be governed by Paragraph 2.3 of the Lease.
(b)    After completion of Lessor's Work, Lessor shall replace HVAC unit nos. I and 3, at Lessor's sole cost and expense, as soon as reasonably practical after the Commencement Date and in no event later than the date that is ninety (90) days after the Commencement Date.
(c)    Lessor shall repair and maintain the roof at its sole cost and expense.
(d)    The defined term "Lessor's Work" shall not include painting the office areas and instead Lessor shall pay to Lessee $16,000 within 3 business days of mutual execution of the Lease for Lessee to paint its office areas within the Premises. In lieu of Lessor placing carpet on the floor within the Premises or any other preparation of the floor within the Premises, the defined term "Lessor's Work" shall not include any work on the floor area within the Premises and instead Lessor shall pay to Lessee $15,000 within 3 business days of mutual execution of the Lease to prepare the floors within the Premises for Lessee's intended use. The parties hereto acknowledge that the work Lessee will undertake pursuant to this Paragraph 58(d), Paragraphs 58(e)-(f) below, together with any fire/life safety work that Lessee may be required by Applicable Requirements to undertake during the Lease Term, all shall remain in the Premises at the expiration or earlier termination of the Lease Term and Lessee shall have no obligation to remove any of such improvements. If Lessor fails to pay any of the sums set forth in this Paragraph, Lessee may offset such amounts from the rent due pursuant to the terms of this Lease.
(e)    In lieu of Lessor replacing all toilets, sinks, faucets, mirrors, and countertops in both restrooms of the Premises, and replacing the sink, faucet and countertop in the kitchenette in the Premises, the defined term "Lessor's Work" shall not include any such work and instead Lessor shall pay to Lessee an amount equal to the sum it would otherwise pay to an unaffiliated third party contractor (taking into account Lessee's specifications and timing requirements) to perform such work; such payment to Lessee shall be paid by Lessor within 3 business days of mutual execution of the Lease. Further, Lessor hereby consents to Lessee replacing all of the existing light fixtures at the Premises with LED fixtures of Lessee's choice.
(f)    Lessee shall be permitted to upgrade the Premises amperage if needed, at Lessee's expense, subject to obtaining necessary permits and authorizations from applicable government agencies, Southern California Edison and Lessor hereby consents to the same. Lessee, at Lessee's expense, subject to obtaining necessary permits and authorizations from applicable government agencies and Lessor (which shall not be unreasonably withheld, delayed, or conditioned), shall be allowed to install equipment and infrastructure necessary to Lessee's standard R&D food operations, including, but not limited to, fume hood, kitchen stove exhaust and floor drain. Notwithstanding anything to the contrary contained in the Lease, Lessee shall obtain Lessor's approval of any plans and specifications, which involve the roof of the Premises or puncturing the roof of the Premises. Lessee shall, at Lessee's sole cost and expense, restore the roof of the Premises to its original condition at the expiration or earlier termination of the Lease.

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Below is the HVAC unit summary as reference.

Existing HVAC RTU #	Notes	Action
I	Carrier 3 ton 3 phase	Replace
2	Rheem 4 ton 460 V 3 phase	Service
2-1	2 ton	Service
3	Carrier 5 ton I phase 230 V	Replace
4-1	Carrier 3 phase	Service
4-2	3 phase 460 V	Service
(g)    Notwithstanding anything to the contrary set forth in this Lease, if Lessor fails to provide Lessor's written approval or disapproval (with reasonably detailed comments) to any Alterations and/or Utility Installations within ten (10) business days after Lessor's receipt of such request and reasonably detailed plans, Lessee may provide a second notice to Lessor requesting consent therefor, and if Lessor thereafter fails to provide Lessor's written approval or disapproval (with reasonably detailed comments) of such request within five (5) business days after receipt of such second request, such request and/or plans shall be deemed approved by Lessor, unless the Alteration and/or Utility Installations are on the portion of the Premises encumbered by a deed of trust and Lessor informs Lessee that the reason for delay is because Lessor has not yet received approval from the holder of such Security Device with a lien on the Premises on which the proposed Alterations or Utility Installations are located, together with evidence reasonably acceptable to Lessee evidencing that the request from the holder of such Security Device was timely sent.
PARAGRAPH 59.    SIGNAGE
Subject to Lessee's receipt of all applicable governmental permits and approvals, Lessee shall be entitled to install, at Lessee's sole cost and expense, one (1) sign identifying Lessee at the top of the Premises, top of building signage over Lessee's exclusive entry into their Premises and a freestanding monument sign at a location to be determined. All specifications for such signage shall be subject to the prior written approval of Lessor. Lessor shall not unreasonably withhold, condition or delay Lessee's signage as to the size, design, type, color, location, copy, nature, and display qualities of such signage.
PARAGRAPH 60.    ROOF ACCESS AND LESSEE INSTALLATIONS
If Lessee desires to use space on the rooftop of the Premises to install and maintain one(1) satellite dish ("Satellite Dish") required in connection with Lessee's communications and data transmission network to be used from the Premises, Lessee shall so notify Lessor in writing for approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessee shall have the right to install, at Lessee's sole cost, the Satellite Dish, size subject to Lessor approval (which approval shall not be unreasonably withheld, conditioned or delayed), and related telecommunications equipment (collectively, the "Telecommunications Equipment") upon the roof of the Premises. The proposed construction and installation and general appearance of the Satellite Dish and Telecommunications Equipment shall be acceptable to Lessor in its reasonable discretion. Lessee shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Satellite Dish and Telecommunications Equipment prior to installation and shall provide copies of such approvals and permits to Lessor prior to commencing any installation, repair or removal. Lessor shall have no responsibility, obligation, or liability of any nature whatsoever with respect to the Satellite Dish or Telecommunications Equipment. Prior to any installation, Lessor shall approve Lessee's written plans, which approval shall not be unreasonably withheld, conditioned or delayed. Lessor shall designate the location on the roof where Lessee shall install the Satellite and Telecommunications Equipment. Lessee shall maintain such equipment at

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Lessee's sole cost. Lessee shall not lease or otherwise make available the Satellite Dish or Telecommunications Equipment to any third party. The Satellite Dish and Telecommunications Equipment shall be only for Lessee's use in connection with the conduct of business in the Premises. Lessee, at Lessee's sole cost, shall remove all of the Telecommunications Equipment upon the expiration or earlier termination of this Lease. Lessee shall restore the roof of the Premises to its original condition, reasonable wear and tear and casualty excepted and excepting therefrom any of Lessor's obligations thereto. Lessee will also have right to add air conditioning units, fume/exhaust hood in line with standard R&D food operations at Lessee's sole cost and expense but subject to the same terms and conditions as applicable to the Satellite Dish and Telecommunications Equipment set forth herein.
PARAGRAPH 61.    PARKING
Lessee shall have the exclusive right to use the 56 surface parking stalls located on the legal parcel on which the Premises are located (and the entire parking field on which the 56 surface parking stalls are located) at no additional charge. Lessee understands Lessor may build a common parking structure or area on an abutting legal parcel that is north of the Premises. Lessor may move Lessee's parking spaces in the north lot to this structure/area on condition that Lessee has at least as many parking spaces as in the north lot, and such spaces are not materially greater in distance than the existing parking spaces in the north lot. Parking spaces in the south lot will not be affected. In any event, Lessor shall ensure that Lessee has controlled access at all times to the loading dock in north-rear of Building.
PARAGRAPH 62.    ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENTS AND SUBLETTING
Notwithstanding the terms of Paragraph 12 of the Lease to the contrary, Lessee may, without Lessor's approval or consent (but with the requirement of delivering notice to Lessor either prior to the assignment or sublease or as soon as reasonably possible if Lessee is bound by confidentiality by law or agreement) (i) assign this Lease in its entirety (or sublease all or any portion of the Premises) to any Affiliate (as defined below) of Lessee, and/or (ii) enter into any of the transactions deemed an "assignment" pursuant to the provisions of Paragraph 12 with any such Affiliate, on condition that the following are first satisfied: (A) Lessee is not in Breach under this Lease at the time the noticed required in this Section is delivered to Lessor and at the time such transaction is consummated or is in Breach and Lessor does not receive assurances reasonably satisfactory to it in its sole but reasonable discretion such Breach will be cured as part of the transfer process; (B) such assignment or sublease is not a subterfuge by Lessee to (1) avoid its obligations under this Lease or Paragraph 12, or (2) adversely affect the ability of Lessee to satisfy its obligations under this Lease or Paragraph 12; (C) the Affiliate shall have assets sufficient to meet (or provide Lessor with credit enhancements sufficient to secure) the Affiliate's obligations under the applicable assignment or sublease immediately after the effective date of the assignment or sublease, and shall continue to use the Premises for the permitted use set forth in this Lease; (D) Lessee gives Lessor not less than thirty (30) days' prior written notice of any such assignment, sublease, or other transaction unless Lessee is bound by a confidentiality agreement prohibiting such notice, in which case Lessee shall provide Lessor with written notice as soon as permissible pursuant to the terms of such confidentiality agreement; (E) any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and any assignee under an assignment of this Lease (which for purposes hereof excludes any entity in a transaction involving only the transfer of Lessee's ownership interests so long as Lessee remains in existence after such transfer) shall assume, in a written document reasonably satisfactory to Lessor and delivered to Lessor prior to the effective date of such assignment, all the obligations of Lessee under this Lease; (F) Lessee provides Lessor with reasonable evidence that such Affiliate maintains a net worth, calculated in according with generally accepted accounting principles, consistently applied ("Net Worth"), equal to the greater than the Net Worth of Lessee immediately prior to the time of such assignment or sublease, or at the time this Lease is

4

executed; and (G) such assignment shall not relieve Lessee from any of its obligations under this Lease. As used herein, an "Affiliate" shall mean: (1) any entity resulting from a merger or consolidation of or with Lessee; (2) any subsidiary or affiliate of Lessee that controls, is controlled by, or is under common control with Lessee; (3) a transferee of all or substantially all of the assets or equity securities of Lessee; or (4) a legal change in the name of Lessee. For purposes of this Paragraph, the phrase "controls, is controlled by, or is under common control with" means the ownership of any interest which, in the aggregate, more than fifty percent (50%) of the voting power of such entity, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity. Notice to Lessor of the foregoing shall be accompanied by reasonable evidence of Lessee's compliance with the terms and provisions of Paragraph 12 of the Lease, as amended by this Addendum. Further notwithstanding anything to the contrary set forth in the Lease, a public offering of Lessee's or Lessee's parent's securities on a nationally recognized stock exchange will not require Lessor's consent and shall not be deemed an assignment requiring Lessor consent in accordance with Paragraph 12 of the Lease.
An assignment or subletting without consent shall, at Lessor's sole option, be a Default curable after notice per Paragraph 13. l(c), or a noncurable Breach if it remains uncured after notice and the passing of a two business day grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect and if Lessor elects this sub-clause (ii), then the Breach shall be deemed cured notwithstanding anything to the contrary set forth in this Paragraph.
PARAGRAPH 63.    LESSEE TERMINATION RIGHT
(a)    Events During Term. Notwithstanding anything in either Paragraphs 9 or 14 of the Lease to the contrary, and except as expressly set forth in Addendum Paragraph 63(b) immediately below, in the event that, within nine (9) months, plus one additional day for each day of delay caused by acts or omissions of Lessee or Lessee's employees, agents or invitees, and events of force majeure (including any delays in the issuance of necessary building permits), of any of the following: (i) damage or destruction of Premises or any part thereof so as to substantially interfere with Lessee's use of the Premises; or (ii) any discovery of Hazardous Substances in, on or around the Premises not placed in, on or around the Premises by Lessee or an employee, agent or invitee of Lessee, that does, considering the nature and amount of the substances involved, substantially interfere with Lessee's use of the Premises (or, in the reasonable business judgment of Lessee and its licensed and qualified environmental consultants and taking into account tbe standards, guidances and recommendations included in the definition of "Applicable Requirements" with respect to Hazardous Substances, pose a material health risk to occupants of the Premises), and, as a result of any of such causes Lessor cannot substantially complete its repair/restoration requirements under the Lease (except for minor "punch-list" items) by the expiration of the nine (9) month period (plus possible extension as provided above), then Lessee may elect to terminate the Lease upon ten (10) days written notice sent to Lessor at any time within a period of fifteen (15) days following the expiration of the nine (9) month period (plus possible extension as provided above).
(b)    Events During Last Year of Term. In the event of any discovery of Hazardous Substances in, on or around the Premises not placed in, on or around the Premises by Lessee or an employee, agent or invitee of Lessee that is likely to, considering the nature and amount of the Hazardous Substances involved, substantially interfere with Lessee's continued use of the Premises (or, in the reasonable business judgment of Lessee and its licensed and qualified environmental consultants and taking into account the standards, guidances and recommendations included in the definition of "Applicable Requirements" with respect to Hazardous Substances, will pose a material health risk to occupants of the Premises), then should Lessee be prevented from using, and does not use, the Premises for thirty (30)

5

consecutive days due to such occurrence, Lessee may elect to terminate the Lease upon ten (I 0) days' written notice sent to Lessor within a period of thirty (30) days following such occurrence.
PARAGRAPH 64.    REMOVAL OF TENANT IMPROVEMENTS.
Except as otherwise expressly set forth in this Lease, Lessor requires the removal of all of Lessee's initial improvements, Alterations and Utility Installations at the expiration or earlier termination of the Lease. Lessee shall be required to repair and patch the wall and floor and remove cables, wiring or conduits installed by or on behalf of Lessee. Notwithstanding the foregoing, Lessee shall not be required to remove any improvements that existed in the Premises or at the Building on the date the Premises and the Building were delivered to Lessee or that existed within the Premises or at the Building as of the date this Lease was executed. In addition, Lessee will not be required to remove any Alterations which are an improvement to the offices within the Premises or any restrooms. Lessee shall be required to remove any specialized and unique improvements (including, without limitation, any machinery installations or food processing rooms). Notwithstanding the foregoing, Lessor may deliver notice to Lessee prior to the end of the term of this Lease designating Alterations or Utility Installations to remain in the Premises at the expiration or earlier termination of the Lease.
PARAGRAPH 65.    MASTER LEASE
(a)    Notwithstanding anything to the contrary set forth in that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease - Net, dated (for reference purposes only) November 2016 ("Master Lease"), by and between LIMO COMPANY, a California limited partnership ("LIMO"), as lessor, and Lessee, Lessee shall not be responsible for the payment of any rent thereunder (and Lessor shall not pass through any rent thereunder to Lessee), including, without limitation, any supervisory fees, payments for the cleanup of Hazard Substances (except as expressly provided in this Lease), payments for any seismic retrofit, and payments of any fees relating to any Transfer thereunder. To the extent the prior written consent of LIMO is necessary pursuant to the terms of the Master Lease for the effectiveness of this Lease, this Lease shall be void, and of no force or effect, unless and until LIMO provides its consent in writing in a form approved in writing by Lessee. If LIMO fails to provide such written consent by January 21, 2016, then Lessee shall have the option (but not the obligation) to terminate this Lease by providing written notice thereof to Lessor.
(b)    If Lessor shall receive an abatement of rent under the Master Lease with respect to the Premises, Lessee shall receive a corresponding abatement hereunder. Notwithstanding anything to the contrary set forth in this Lease, Lessee does not waive any claim against Lessor (and shall be permitted pursue all damages, including consequential damages, against Lessor) related to or arising from any default by Lessor under the Master Lease that causes this Lease to be terminated. If LIMO's failure or refusal to comply with any such provisions of the Master Lease gives Lessor any right of election to terminate the Master Lease, then Lessee shall also have a corresponding right of election (but not any obligation) to terminate this Lease. If Lessor fails, after using its commercially reasonable efforts, to cause LIMO under the Master Lease to observe and/or perform its obligations under the Master Lease, upon prior written notice to Lessor, Lessor shall non-exclusively assign to Lessee Lessor's right with respect to the Premises under the Master Lease to enforce such provisions and Lessor, upon Lessee's reasonable prior written request, shall reasonably cooperate with Lessee in this regard. If (and only if) Lessor cannot assign to Lessee Lessor's right with respect to the Premises as described in the immediately preceding sentence, then Lessor agrees to initiate an action (if necessary in Lessor's reasonable discretion) to enforce such rights, which action shall be at Lessee's sole cost and expense by attorneys reasonably acceptable to Lessor and Lessee. If an action is instituted against LIMO in accordance with the immediately preceding sentence, Lessor and Lessee agree to reasonably cooperate with each other regarding such action.

6

(c)    The parties hereto agree that Lessor is not released of, and shall continue to remain primarily liable for, its duties and obligations contained in the terms, covenants, and conditions of the Master Lease to be performed by Lessor, all of which shall remain unmodified. Lessor represents and warrants to Lessee that, as of the date hereof, the Master Lease is in full force and effect, there are no defaults by Lessor thereunder and there are no defaults thereunder by any other party thereto. As of the date hereof, neither Lessor nor any other person acting on Lessor's behalf has given or received any written notice of default under the Master Lease that remains outstanding or in dispute. Lessor hereby agrees to indemnify, protect, defend and hold Lessee harmless from and against any and all claims, demands, liabilities, liens, losses and damages, of any kind or nature, including, without limitation, attorneys' fees and disbursements that may be asserted, at any time, against Lessee by reason of Lessor's failure to perform its obligations under the Master Lease. The indemnity set forth in the immediately preceding sentence shall survive the expiration or earlier termination of the Master Lease and this Lease. Lessor covenants not to take any action or do or perform any act or fail to perform any act during the Lease Term that would result in the failure or breach of any of the covenants, agreements, terms, provisions, or conditions of the Master Lease on the part of the "Lessee" thereunder. Whenever the consent of LIMO is required by, or LIMO fails to perform its obligations under, the Master Lease, Lessor agrees, upon the written request of Lessee, to use its commercially reasonable efforts to obtain such consent or performance on behalf of Lessee. Lessor covenants as follows during the Lease Term: (i) not to voluntarily terminate the Master Lease unless and until LIMO has agreed in writing to continue this Lease in full force and effect as a direct lease between LIMO and Lessee upon and subject to the terms, covenants and conditions of this Lease, or Lessee and Lessor agree to voluntarily terminate this Lease concurrently with the Master Lease; (ii) not to modify the Master Lease so as to adversely affect Lessee's rights or obligations hereunder; (iii) to take all commercially reasonable actions necessary to preserve the Master Lease, including, without limitation, the payment of rent payable by Lessor thereunder; and (iv) to perform the covenants, agreements, terms, provisions or conditions contained in the Master Lease (except to the extent they are the obligation of Lessee hereunder) and to comply with the terms of this Lease. To the extent LIMO requires Lessee to remove any Alterations or Utility Installations Lessee is not otherwise obligated to remove under the Lease, Lessor shall indemnify and reimburse Lessee for any costs, expenses and damages it suffers in connection with removing such Alterations or Utility Installations. This indemnity shall survive expiration or earlier termination of this Lease.
(d)    Lessor represents and warrants to Lessee, as of the date hereof, that: (i) Lessor is the holder of the interest of the lessee under the Master Lease; (ii) Lessor has not received any notice from LIMO claiming that the Master Lease is not in full force and effect; (iii) to Lessor's actual knowledge, all obligations of both LIMO and Lessor thereunder have been satisfied; (iv) Lessor has neither given nor received a notice of default pursuant to the Master Lease; (v) Lessor has not received any notice from LIMO or any third party under the Master Lease as of the date hereof alleging any amounts are past due and, to Lessor's actual knowledge, after having reviewed its accounting records, all rent due and payable to LIMO or any third party under Master Lease has been paid-in-full to and through January 31, 2017; (vi) any and all alterations and other work performed by or on behalf of Lessor in the Premises were consented to in writing by LIMO (to the extent such consent is required under the Master Lease); (vii) LIMO has consented Lessor entering to this Lease with Lessee; and (viii) the Master Lease provided to Lessee is a true, correct, and complete copy of the Master Lease and has not been amended, modified or restated since the date of delivery to Lessee.
[remainder of page intentionally left blank; signature page follows]

7

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date of the Lease.

	SMOKY HOLLOW INDUSTRIES, LLC, a California limited liability company		SAVAGE RIVER, INC., a Delaware corporation dba Beyond Meat
By:	/s/ Mark Telesz	By:	/s/ Ethan Brown
Name:	Mark Telesz	Name:	Ethan Brown
Title:	Managing Member	Title:	CEO, Savage River, Inc. dba Beyond Meat

SIGNATURF PAGE TO ADDENDUM TO AIR COMMERCIAL REAL ESTATE AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE- NET
(1325 E. EL SEGUNDO BLVD., EL SEGUNDO, CA)

RENT ADJUSTMENT(S)
STANDARD LEASE ADDENDUM

Dated	January 18, 2017
By and Between (Lessor)	Smoky Hollow Industries, LLC, a California
limited liability company

(Lessee)	Savage River, Inc., a Delaware corporation dba
Beyond Meat

Address of Premises:	1325 E. El Segundo Blvd.
El Segundo, CA 90245
Paragraph     68

A.	RENT ADJUSTMENTS:
The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below:
(Check Method(s) to be Used and Fill in Appropriately)

~~☐ I. Cost of Living Adjustment(s) (COLA)~~
~~a. On (Fill in COLA Date(s):~~

~~the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one) ☑ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):~~

~~All items~~
~~(1982-1984 - 100), herein referred to as "CPI".~~

~~b.       The monthly Base Rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): the ☐ first month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or~~

~~☐ (Fill in Other "Base Month"):~~	~~.~~	~~The sum so calculated shall~~
~~constitute the new monthly Base Rent hereunder, but in no event, shall any such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the Base Rent adjustment.~~
~~c.         In the even the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the even that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.~~

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~~☐ II. Market Rental Value Adjustment(s) (MRV)~~
~~a. On (Fill in MRV Date(s):~~

~~the Base Rent shall be adjusted to the "Market Rental Value" of the property as follows:~~
~~1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MVR will be on the adjustment date. If agreement cannot be reached within thirty days, then:~~
~~(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between Parties, or~~
~~(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:~~
~~(i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker ("Consultant" check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.~~
~~(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.~~
~~(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.~~
~~(iv) The entire cost of such arbitration shall be paid by the party whose submitted MVR is not selected, i.e., the one that is NOT the closest to the actual MRV.~~
~~2) When determining MRV, the Lessor, Lessee and Consultants shall consider the terms of comparable market transactions which shall include, but no limited to, rent, rental adjustments, abated rent, lease term and financial condition of tenants.~~
~~3) Notwithstanding the foregoing, the new Base Rent shall not be less than the rent payable for the month immediately preceding the rent adjustment.~~
~~(b) Upon the establishment of each New Market Rental Value:~~
~~1) the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and~~
~~2) the first month of each Market Rental Value term shall become the new 'Base Month' for the purpose of calculating any further Adjustments.~~

☑ III. Fixed Rental Adjustment(s) (FRA)
The Base Rent shall be increased to the following amounts on the dates set forth below:
On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
1st Anniversary of	$38,625.00
Commencement Date
2nd Anniversary of	$39,785.00
Commencement Date
3rd Anniversary of	$40,975.00
Commencement Date
4th Anniversary of	$42,205.00
Commencement Date

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~~☐     IV.     Initial Term Adjustments~~
~~The formula used to calculate adjustments to the Base Rate during the original Term of the Lease shall continue to be used during the extended term.~~

B.	NOTICE:
Unless specified otherwise herein, notice of any such adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

~~C.~~	~~BROKER'S FEE:~~
~~The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease.~~
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.

LESSOR:		LESSEE:

SMOKY HOLLOW INDUSTRIES, LLC, a California limited liability company		SAVAGE RIVER., INC., a Delaware corporation dba Beyond Meat

By:	/s/ Mark Telesz	By:	/s/ Ethan Brown
Name:	Mark Telesz		Name:	Ethan Brown
Title:	Managing Member		Title:	CEO, Savage River, Inc.

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ARBITRATION AGREEMENT
Standard Lease Addendum

Dated	January 18, 2017
By and Between (Lessor)	Smoky Hollow Industries, LLC, a California
limited liability company
(Lessee)	Savage River, Inc., a Delaware corporation dba
Beyond Meat

Address of Premises:	1325 E. El Segundo Blvd.
El Segundo, CA 90245
Paragraph 67

A.	ARBITRATION OF DISPUTES:
Except as provided in Paragraph B below, the Parties agree to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Lessor's failure to approve an assignment, sublease or other transfer of Lessee's interest in the Lease under Paragraph 12 of this Lease, any other defaults by Lessor, or any defaults by Lessee by and through arbitration as provided below and irrevocably waive any and all rights to the contrary. The Parties agree to at all times conduct themselves in strict, full, complete and timely accordance with the terms hereof and that any attempt to circumvent the terms of this Arbitration Agreement shall be absolutely null and void and of no force or effect whatsoever.

B.	DISPUTES EXCLUDED FROM ARBITRATION:
The following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: 1. Disputes for which a different resolution determination is specifically set forth in this Lease, 2. All claims by either party which (a) seek anything other than enforcement or determination of rights under this Lease, or (b) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, 3. Claims relating to (a) Lessor's exercise of any unlawful detainer rights pursuant to applicable law or (b) rights or remedies used by Lessor to gain possession of the Premises or terminate Lessee's right of possession to the Premises, all of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable law 4. Any claim or dispute that is within the jurisdiction of the Small Claims Court and 5. All claims arising under Paragraph 39 of this Lease.

C.           APPOINTMENT OF AN ARBITRATOR:
All disputes subject to this Arbitration Agreement, shall be determined by binding arbitration before: ☐ a retired judge of the applicable court of jurisdiction (e.g., the Superior Court of the State of California) affiliated with Judicial Arbitration & Mediation Services, lnc. ("JAMS"), ☐ the American Arbitration Association ("AAA") under its

commercial arbitration rules, ☑	ADR Services, Inc.
.
or as may be otherwise mutually agreed by Lessor and Lessee (the "Arbitrator"). Such arbitration shall be initiated by the Parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to the Arbitrator. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. If the Parties have agreed to use JAMS they may agree on a retired judge from the JAMS panel. If they are unable to agree within ten days, JAMS will provide a list of three available

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judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. If the Parties have elected to utilize AAA or some other organization, the Arbitrator shall be selected in accordance with said organization's rules. In the event the Arbitrator is not selected as provided for above for any reason, the party initiating arbitration shall apply to the appropriate Court for the appointment of a qualified retired judge to act as the Arbitrator.

D.	ARBITRATION PROCEDURE:
1.PRE-HEARING ACTIONS. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The Parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. The Arbitrator shall issue subpoenas and subpoenas duces tecum as provided for in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1282.6).
2.THE DECISION. The arbitration shall be conducted in the city or county within which the Premises are located at a reasonably convenient site. Any Party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the Parties according to the substantive laws and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the court of applicable jurisdiction, subject only to challenge on the grounds set forth in the applicable statutory or case Jaw (e.g., in California Code of Civil Procedure Section 1286.2). The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the court of appropriate jurisdiction pursuant to the provisions of this Lease. The Arbitrator may award costs, including without limitation, Arbitrator's fees and costs, attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion.
Whenever a matter which has been submitted to arbitration involves a dispute as to whether or not a particular act or omission (other than a failure to pay money) constitutes a Default, the time to commence or cease such action shall be tolled from the date that the Notice of Arbitration is served through and until the date the Arbitrator renders his or her decision. Provided, however, that this provision shall NOT apply in the event that the Arbitrator determines that the Arbitration Notice was prepared in bad faith.
Whenever a dispute arises between the Parties concerning whether or not the failure to make a payment of money constitutes a default, the service of an Arbitration Notice shall NOT toll the time period in which to pay the money. The Party allegedly obligated to pay the money may, however, elect to pay the money "under protest" by accompanying said payment with a written statement setting forth the reasons for such protest. If thereafter, the Arbitrator determines that the Party who received said money was not entitled to such payment, said money shall be promptly returned to the Party who paid such money under protest together with Interest thereon as defined in Paragraph 13.5. If a Party makes a payment "under protest" but no Notice of Arbitration is filed within thirty days, then such protest shall be deemed waived. (See also Paragraph 42 or 43)
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association,
500 N Brand Blvd, Suite 900, Glendale, CA 91203.
Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

LESSOR:		LESSEE:

SMOKY HOLLOW INDUSTRIES, LLC, a California limited liability company		SAVAGE RIVER., INC., a Delaware corporation dba Beyond Meat

By:	/s/ Mark Telesz	By:	/s/ Ethan Brown
Name:	Mark Telesz		Name:	Ethan Brown
Title:	Managing Member		Title:	CEO, Savage River, Inc.

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OPTION(S) TO EXTEND
STANDARD LEASE ADDENDUM

Dated	January 18, 2017

By and Between (Lessor)	Smoky Hollow Industries, LLC, a California
limited liability company
By and Between (Lessee)	Savage River, Inc., a Delaware corporation
dba Beyond Meat

Address of Premises:	1325 E. El Segundo Blvd.
El Segundo, CA 90245
Paragraph 66
A. OPTION(S) TO EXTEND:
Lessor hereby grants to Lessee the option to extend the term of this Lease for          one         additional           twenty-four         month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:
(i)In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least    6    but not more than    12     months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (of there are more than one) may only be exercise consecutively.
(ii)The provisions of paragraph 39, including those relating to Lessee' Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.
(iii)Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.
(iv)This option is personal to the original Lessee and its Affiliates, and cannot be assigned or exercised by anyone other than said original Lessee and its Affiliates and only while the original Lessee or Affiliates is in ~~full~~ possession of a majority of the Premises and without the intention of thereafter assigning or subletting.
(v)The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)

~~☐~~	~~I.~~	~~Cost of Living Adjustment(s) (COLA)~~
	~~a.~~	~~On (Fill in COLA Dates):~~

~~the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):~~

~~All Items (1982  1984 - 100), herein referred to as "CPI".~~
~~b.The monthly Base Rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or ☐ (Fill in Other "Base Month"):~~

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~~The sum so calculated shall constitute the new monthly Base Rent hereunder, but in no event, shall any such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the rent adjustment.~~
~~c.In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties~~

~~☐~~	~~II.~~	~~Market Rental Value Adjustment(s) (MRV)~~
	~~a.~~	~~On (Fill in MRV Adjustment Date(s))~~

~~the Base Rent shall be adjusted to the "Market Rental Value" of the property as follows:~~
~~1)Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. - If agreement cannot be reached, within thirty days, then:~~
~~(a)Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or~~
~~(b)Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:~~
~~(i)Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker ("Consultant"     check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.~~
~~(ii)The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.~~
~~(iii)If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.~~
~~(iv)The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e. the one that is NOT the closest to the actual MRV.~~
~~2)When determining MRV, the Lessor, Lessee and Consultants shall consider the terms of comparable market transactions which shall include, but not limited to, rent, rental adjustments, abated rent, lease term and financial condition of tenants.~~
~~3)Notwithstanding the foregoing, the new Base Rent shall not be less than the rent payable for the month immediately preceding the rent adjustment.~~

~~b.~~	~~Upon the establishment of each New Market Rental Value:~~
~~1)the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and~~
~~2)the first month of each Market Rental Value term shall become the new "Base Month" for the purpose of calculating any further Adjustments.~~

☑	III.	Fixed Rental Adjustments(s) (FRA)
The Base Rent shall be increased to the following amounts on the dates set forth below:

	On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
5th	Anniversary of the	$43,475.00
	Commencement Date

6th	Anniversary of the	$44,775.00
	Commencement Date

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~~☐~~	~~IV.~~	~~Initial Term Adjustments.~~
~~The formula used to calculate adjustments to the Base Rate during the original Term of the Lease shall continue to be used during the extended term.~~

B.	NOTICE:
Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

~~C.~~	~~BROKER'S FEE:~~
~~The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease.~~
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N. Brand Blvd, Suite 900, Glendale, CA 91203.
Telephone No. (213) 687-8777.    Fax No. (213) 687-8616.

LESSOR:		LEESEE:

SMOKY HOLLOW INDUSTRIES, LLC, a California		SAVAGE RIVER, INC., a Delaware corporation
limited liability company		dba Beyond Meat

By:	/s/ Mark Telesz	By:	/s/ Ethan Brown
Name:	Mark Telesz	Name:	Ethan Brown
Title:	Managing Member	Title:	CEO, Savage River, Inc., dba Beyond Meat

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